EXHIBIT 10

INDEPENDENT AUDITORS’ CONSENT

We consent to (a) the use in this Post-Effective Amendment No. 15 to Registration Statement No. 333-93059 on Form N-4 of our report dated February 23, 2004, relating to the consolidated financial statements of Pacific Life Insurance Company and subsidiaries (the “Company”) as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, which is included in the Supplement dated February 27, 2004 (the “Supplement”) to the Statement of Additional Information dated May 1, 2003 for the Pacific Value, Pacific Value for Prudential Securities, Pacific Innovations, Pacific Innovations Select, Pacific One, Pacific One Select, Pacific Portfolios, and Pacific Odyssey variable annuity contracts of the Company (the “Statement of Additional Information”), which is part of such Registration Statement; (b) our report dated March 10, 2003, relating to the consolidated financial statements of the Company as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, which is included in the Statement of Additional Information, which is incorporated by reference in such Registration Statement; (c) the incorporation by reference in the Supplement of our report dated February 24, 2004, relating to the statements of assets and liabilities of Separate Account A of the Company as of December 31, 2003 and the related statements of operations for the year then ended, statements of changes in net assets for each of the two years in the period then ended, and financial highlights for each of the three years in the period then ended; (d) the incorporation by reference in the Statement of Additional Information of our report dated February 14, 2003, relating to the statements of assets and liabilities of Separate Account A of the Company as of December 31, 2002 and the related statements of operations for the year then ended and the statements of changes in net assets and financial highlights for each of the two years in the period then ended, and is incorporated by reference in such Registration Statement; (e) the reference to us under the heading “Independent Auditors” appearing in the Supplement to the Statement of Additional Information; (f) the reference to us under the heading “Independent Auditors” appearing in the Statement of Additional Information, which is incorporated by reference in such Registration Statement; (g) the references to us under the heading “Financial Highlights” in the Supplements dated February 27, 2004 to the Prospectus dated May 1, 2003 for Pacific Innovations, which is part of such Registration Statement; (h) the reference to us under the heading “Financial Highlights” in the Prospectus dated May 1, 2003 for Pacific Innovations, which is incorporated by reference in such Registration Statement (i) the references to us under the heading “Financial Highlights” in the Supplements dated February 27, 2004 to the Prospectus dated May 1, 2003 for Pacific Innovations Select, which is part of such Registration Statement and (j) the reference to us under the heading “Financial Highlights” in the Prospectus dated May 1, 2003 for Pacific Innovations Select, which is incorporated by reference in such Registration Statement.

DELOITTE & TOUCHE LLP

Costa Mesa, California

February 27, 2004